UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 9, 2007
Stonepath Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16105	65-0867684
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2200 Alaskan Way, Suite 200 Seattle, Washington (Address of Principal Executive Offices)	98121 (Zip Code)
Registrant’s telephone number, including area code:  (206) 336-5400
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 5.02 Departure of Directors; Election of Directors
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 99.1
EXHIBIT 99.2

Item 1.01 Entry into a Material Definitive Agreement
On February 9, 2007, Stonepath Group, Inc., a Delaware corporation (“Stonepath”) and certain of its subsidiaries entered into an Assignment of Loans, Liens and Loan Documents (the “Assignment”) with Mass Financial Corp., a Barbados company (“Mass Financial”) and Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”), pursuant to which Mass Financial purchased and assumed all of Laurus’ right, title and interest in and to Laurus’ loans to Stonepath and the loan documents entered into in connection with such loans (the “Loan Documents”), together will all attendant liens, rights, claims, title, assignments and interests (including security interests) pertaining to or arising from the Loan Documents.
After giving effect to the transactions contemplated by the Assignment, as of February 9, 2007 Stonepath’s aggregate indebtedness to Mass Financial was $3,688,163.
A copy of the Assignment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
In connection with the Assignment, Stonepath and Mass Financial entered into a Letter Agreement (the “Letter Agreement”) dated February 9, 2007 which contemplates that Mass Financial will provide, or arrange to be provided, a revolving line of credit to Stonepath in the amount of $20.0 million (the “New Facility”), which would be convertible into shares of Stonepath common stock at a conversion rate equal to 85% of the per share value of the common stock as established by a third party independent valuation.
Mass Financial’s obligation to issue the New Facility is subject to numerous conditions precedent including, but not limited to:
•	completion to Mass Financial’s satisfaction of its due diligence investigation of Stonepath;

•	Stonepath’s receipt of all necessary third-party consents;

•	no material adverse change having occurred in Stonepath’s business;

•	no legal proceedings pending or threatened related to the Letter Agreement and transactions contemplated thereby;

•	Stonepath using best efforts for the continued employment at least through February 9, 2008 of Robert Arovas and Robert Christensen, Stonepath’s Chief Executive Officer and Chief Financial Officer, respectively;

•	approval of the New Facility by Stonepath’s and Mass Financial’s respective boards of directors, and all other necessary corporate approvals; and

•	the negotiation of mutually agreeable loan and security documents.
If the New Facility is issued, Stonepath is obligated to pay Mass Financial a transaction fee of $2,500,000 and a commitment fee of $1,200,000, which fees may, at the sole discretion of Mass Financial, be convertible into shares of Stonepath common stock.
The Letter Agreement also requires certain changes with respect to Stonepath’s board of directors, which are described under Item 5.02 below.
The Letter Agreement also provides that if, prior to May 9, 2007, Stonepath enters into a financing transaction as an alternative to the New Facility with a party other than Mass Financial, Stonepath will pay Mass Financial a break-up fee of $750,000. In the Letter Agreement, Stonepath grants Mass Financial a right of first refusal to arrange any additional financing required by Stonepath prior to February 9, 2010.
A copy of the Letter Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities
In connection with the Assignment, Stonepath agreed, effective February 9, 2007, to issue to Laurus 3,500,000 shares of Stonepath common stock (the “Shares”) in full satisfaction of certain amounts Laurus claims were owed to it by Stonepath as prepayment penalties and fees related to its registration rights, which amounts were expressly waived (and not purchased) by Mass Financial in the Assignment. Stonepath issued the Shares on February 12, 2007.
The issuance of the Shares was exempt from the registration provisions of the Securities Act of 1933 under Section 4(2) thereof because of the nature of the investor and the manner in which the offering was conducted.
A copy of the letter pursuant to which the Shares were issued is attached hereto as Exhibit 10.3 and is incorporated herein by reference.
Item 5.02 Departure of Directors; Election of Directors
Pursuant to the requirements of the Letter Agreement (a) effective February 9, 2007, J. Douglass Coates, David R. Jones and John Springer resigned their positions as directors of Stonepath, (b) effective February 10, 2007, the remaining members of Stonepath’s board of directors, Dennis L. Pelino and Aloysius T. Lawn, appointed Slobodan Andjic, Martin Müller-Römheld, and James M. Carter to fill the vacancies caused by the resignations and (c) effective February 12, 2007, Messrs. Pellino and Lawn resigned from the board of directors and the size of the board of directors was reduced to three members. Thus, the current members of the board of directors of Stonepath are Slobodan Andjic, Martin Müller-Römheld, and James M. Carter.
Mr. Andjic has served as Vice President and a director of Swiss Investment Group since 1998. He served as an advisor and a director and coordinator of the Mercury group of companies from 1996 to 1998. Mr. Andjic was the Chairman of the Yugoexport Athens Company from 1994 to 1996. From 2002 to 2006, Mr. Andjic also served as the principal financial officer of Cade Struktur Corporation.
Mr. Müller-Römheld has been the Managing Director of Carisma Photographers SPRL, Creative Services Marketing and Communication Consultants since 2004. From 2002 to 2004, he was Client Service Director and Strategic Planner for Dentsu, Brussels. From 1999 to 2001 he was Client Service Director for Publicis Frankfurt. From 1997 to 1998 he was Managing Director for AD-ON Sales Communications GmbH Darmstadt (Germany ). From 1993 to 1997 he was Marketing Director for Rover Group in Neuss (Germany). From 1988 to 1993 he had different responsibilities in Sales and Marketing within the Fiat Group in Frankfurt, Milan and Turin. From 1984 to 1988 he was Account Executive for Lintas Frankfurt.
Mr. Carter is a Vice President of both KHD Humboldt Wedag International Ltd. and Mass Financial Corp. (the former merchant banking arm of KHD Humboldt Wedag International Ltd. that was spun out to its shareholders in January 2006). He is a Chartered Accountant with over 35 years experience in both the private and public business sectors. In addition to normal investment banking activities, he specializes as a principal on behalf of Mass Financial in designing, managing and implementing corporate and debt restructuring. His experience encompasses both North American and European investment banking and capital markets, with particular expertise in emerging markets and the natural resource sector. Mr. Carter was based in Europe from 1998 to 2005 and oversaw the acquisition, restructuring and ongoing operations of two major corporate groups in particular. One of these, MFC Commodities GmbH, is a commodities trading company based in Vienna, while the other, KHD Humboldt Wedag AG, is the third largest industrial design, engineering and fabrication group in the cement industry world wide. Mr. Carter is also a director of VSM MedTech Ltd., Minco Gold Corporation and Sasamat Capital Corporation, all of which are publicly traded and reporting companies in various provinces in Canada.
The board of directors is in the process of discussing board committees and has not yet determined appointments to the committees. The Company will make an announcement regarding membership of board committees once appointments have been made.
Item 7.01 Regulation FD Disclosure
On February 12, 2007, the Company announced that it had entered into the Assignment and the Letter Agreement and issued the Shares. Copies of the press releases making such announcements are furnished as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the press releases shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and exhibits be deemed incorporated by reference into any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits
(d)          Exhibits.

10.1	Assignment of Loans, Liens and Loan Documents dated as of February 9, 2007, by and among Laurus Master Fund, Ltd., Mass Financial Corp., Stonepath Group, Inc. and the other entities appearing on the signature pages thereof

10.2	Letter Agreement dated February 9, 2007, between Mass Financial Corp. and Stonepath Group, Inc.

10.3	Letter dated February 6, 2007, effective February 9, 2007, from Laurus Master Fund Ltd. to Stonepath Group, Inc.

99.1	Press Release dated February 12, 2007

99.2	Press Release dated February 12, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STONEPATH GROUP, INC.
Date: February 15, 2007	By:	/s/ Robert Arovas
		Name:	Robert Arovas
		Title:	Chief Executive Officer

EXHIBIT INDEX

10.1	Assignment of Loans, Liens and Loan Documents dated as of February 9, 2007, by and among Laurus Master Fund, Ltd., Mass Financial Corp., Stonepath Group, Inc. and the other entities appearing on the signature pages thereof

10.2	Letter Agreement dated February 9, 2007, between Mass Financial Corp. and Stonepath Group, Inc.

10.3	Letter dated February 6, 2007, effective February 9, 2007, from Laurus Master Fund Ltd. to Stonepath Group, Inc.

99.1	Press Release dated February 12, 2007

99.2	Press Release dated February 12, 2007